Exhibit (p)(18)

WELLINGTON MANAGEMENT

Code of Ethics

Personal Investing

Gifts and Entertainment

Outside Activities

Client Confidentiality

April 1, 2010

“The reputation of a thousand years may be determined by the conduct of one hour.”

                                                             — Ancient proverb

A Message from Our CEO

Wellington Management’s reputation is our most valuable asset, and it is built on trust -trust that we will always put our clients’ interests first and that our actions will fully meet our obligations as fiduciaries for our clients.

Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of professional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the firm’s reputation. To this end, each of us must act with integrity, honesty, and dignity.

We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: “client, firm, self.” If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients’ trust and confidence in Wellington Management.

Sincerely,

Perry M. Traquina

President and Chief Executive Officer

Table of Contents

Standards of Conduct	3

Who Is Subject to the Code of Ethics?	3

Personal Investing	4
Which Types of Investments and Related Activities Are Prohibited?	4
Which Investment Accounts Must Be Reported?	4
What Are the Reporting Responsibilities for All Personnel?	5
What Are the Preclearance Responsibilities for All Personnel?	6
What Are the Additional Requirements for Investment Professionals?	8

Gifts and Entertainment	9

Outside Activities	10

Client Confidentiality	10

How We Enforce Our Code of Ethics	10

Closing	10

Wellington Management	Code of Ethics

Standards of Conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

We act as fiduciaries to our clients. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2

We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe’s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who Is Subject to the Code of Ethics?

Our Code of Ethics applies to all partners and employees of Wellington Management Company, LLP, and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Code of Ethics	Wellington Management

Personal Investing

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

Which Types of Investments and Related Activities Are Prohibited?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

•	Purchasing or selling the following:

•	Initial public offerings (IPOs) of any securities

•	Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled

•

Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

•	Securities of an issuer that is mentioned at the Morning Meeting or Early Morning Meeting until two business days following the meeting

•	Securities that are the subject of a firmwide restriction

•	Single-stock futures

•	Options with an expiration date that is within 60 calendar days of the transaction date

•	HOLDRS (HOLding Company Depositary ReceiptS)

•	Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades

•	Securities of any securities market or exchange on which the firm trades on behalf of clients

•	Taking a profit from any trading activity within a 60 calendar day window (see circle for more detail)

•	Using a derivative instrument to circumvent a restriction in the Code of Ethics

Which Investment Accounts Must Be Reported?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household,

and

that holds or is capable of holding any of the following covered investments:

•	Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities)

•

Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

•	Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management

•	Shares of exchange-traded funds (ETFs)

•	Shares of closed-end funds

•	Options on securities

•	Securities futures

•	Interest in private placement securities (other than Wellington Management Sponsored Products)

•	Shares of funds managed by Wellington Management (other than money market funds)

Please see Appendix A for a detailed summary of reporting requirements by security type.

Wellington Management	Code of Ethics

For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

Still Not Sure? Contact Us

If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Accounts Not Requiring Reporting

You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information:

•	Accounts maintained within the Wellington Retirement and Pension Plan or similar firm-sponsored retirement or benefit plans identified by the Ethics Committee

•	Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products

Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

Managed Account Exemptions

An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics’ personal investing requirements upon written request and approval. An example of a managed account would be a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team.

What Are the Reporting Responsibilities for All Personnel?

Initial and Annual Holdings Reports

You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter.

For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet.

For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Code of Ethics	Wellington Management

Duplicate Statements and Trade Confirmations

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 7.

Quarterly Transactions Reports

You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

What Are the Preclearance Responsibilities for All Personnel?

Preclearance of Publicly Traded Securities

You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

Wellington Management	Code of Ethics

Caution on Short Sales, Margin Transactions, and Options

You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any transaction by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

Preclearance of Private Placement Securities

You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:

•	an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and

•	you are being offered the opportunity due to your employment at or association with Wellington Management.

If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

Requests for Exceptions to Preclearance Denial, Other Trading Restrictions, and Certain Reporting Requirements

The Chief Compliance Officer may grant an exception from preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception to these restrictions, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

Code of Ethics	Wellington Management

What Are the Additional Requirements for Investment Professionals?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you transact in securities that are also held in client accounts you manage.

•

Investment Professional Blackout Periods—You cannot buy or sell a security for a period of seven calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the seven calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics hotline, 617790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.

•	Short Sales by an Investment Professional—An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Wellington Management	Code of Ethics

Gifts and Entertainment

Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements:

Accepting Gifts—You may only accept gifts of nominal value, which include promotional items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent. You may not accept a gift of cash, including a cash equivalent such as a gift certificate or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

Accepting Entertainment Opportunities—The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, brokers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent, and you may participate only if:

1

a representative of the hosting organization is present,

2

the primary purpose of the event is to discuss business or to build a business relationship,

and

3

the opportunity meets the additional requirements below.

Lodging and Air Travel—You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management’s travel manager.

Additional Reimbursement Requirements—You must receive prior approval from your business manager and reimburse the host for the full face value of any entertainment ticket(s) if:

•	the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event),

•	you wish to accept more than one ticket, or

•	the host has invited numerous Wellington Management representatives.

Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. Whenever possible, you should arrange for any required reimbursement prior to attending an entertainment event.

Soliciting Gifts, Entertainment Opportunities, or Contributions—In your capacity as a partner or employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest.

Sourcing Entertainment Opportunities—You may not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, partner, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

Code of Ethics	Wellington Management

Outside Activities

While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients’ interests. As a result, all significant outside business or charitable activities (e.g., directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted.

Officers of the firm can only seek additional employment outside of Wellington Management with the prior written approval of the Human Resources department. All new employees are required to disclose any outside employment to the Human Resources department upon joining the firm.

Client Confidentiality

Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities.

How We Enforce Our Code of Ethics

Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:

•	a warning

•	referral to your business manager, senior management, and/or the Managing Partners

•	reversal of a trade or the return of a gift

•	disgorgement of profits or of the value of a gift

•	a limitation or restriction on personal investing

•	a fine

•	termination of employment

•	referral to civil or criminal authorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team.

Closing

As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember “client, firm, self” is our most fundamental guiding principle.

Wellington Management	Code of Ethics

Appendix A—Part 1

No Preclearance or Reporting Required:

Open-end investment funds not managed by Wellington Management1

Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management

Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom

Cash

Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents2

Bankers’ acceptances, CDs, commercial paper

Wellington Trust Company Pools

Wellington Sponsored Hedge Funds

Securities futures and options on direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives

Options, forwards, and futures on commodities and foreign exchange, and associated derivatives

Transactions in approved managed accounts

Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period):

Open-end investment funds managed by Wellington Management1 (other than money market funds)

Interests in a variable annuity or insurance product in which the underlying assets are held in a fund managed by Wellington Management

Futures and options on securities indices

ETFs listed in Appendix A—Part 2 and derivatives on these securities

Gifts of securities to you or a reportable account

Gifts of securities from you or a reportable account

Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend reinvestments, etc.)

Preclearance and Reporting of Securities Transactions Required:

Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

Stock (common and preferred) or other equity securities, including any security convertible into equity securities

Closed-end funds

ETFs not listed in Appendix A—Part 2

American Depositary Receipts

Options on securities (but not their non-volitional exercise or expiration)

Warrants

Rights

Unit investment trusts

Prohibited Investments and Activities:

Initial public offerings (IPOs) of any securities

HOLDRS (HOLding Company Depositary ReceiptS)

Single-stock futures

Options expiring within 60 days of purchase

Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled

Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting

Securities on the firmwide restricted list

Profiting from any short-term (i.e., within 60 days) trading activity

Securities of broker/dealers or their affiliates with which the firm conducts business

Securities of any securities market or exchange on which the firm trades

Using a derivative instrument to circumvent the requirements of the Code of Ethics

This appendix is current as of April 1, 2010, and may be amended at the discretion of the Ethics Committee.

[1]

A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.

[2]	If the instrument is unrated, it must be of equivalent duration and comparable quality.

Appendix A—Part 2

ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting)

Country in category title indicates location of listing exchange.

TICKER	NAME	TICKER	NAME	TICKER	NAME
United States: Equity		RSX	MARKET VECTORS RUSSIA ETF	DBA	POWERSHARES DB AGRICULTURE FND
AAXJ	ISHARES MSCI ALL COUNTRY ASIA	RWM	PROSHARES SHORT RUSS	DBB	POWERSHARES DB BASE METALS FUN
ACWI	ISHARES MSCI ACWI INDEX FUND	RWR	SPDR DOW JONES REIT ETF	DBC	DB COMMODITY INDEX TRACKING FU
BRF	MARKET VECTORS BRAZIL SMALL-CA	RWX	SPDR DJ INTL REAL ESTATE	DBE	POWERSHARES DB ENERGY FUND
DIA	SPDR DJIA Trust ETF	SCZ	ISHARES MSCI EAFE SMALL CAP IN	DBO	POWERSHARES DB OIL FUND
DVY	ISHARES DOW JONES SELECT DIVID	SDS	PROSHARES ULTRASHORT S&P500	DBP	POWERSHARES DB PRECIOUS METALS
ECH	ISHARES MSCI CHILE INVESTABLE	SDY	SPDR DIVIDEND ETF	DGZ	POWERSHARES DB GOLD SHORT ETN
EEB	GUGGENHEIM BRIC ETF	SH	PROSHARES SHORT S&P500	DJP	IPATH DJ-UBS COMMIDTY
EEM	ISHARES MSCI EMERGING MARKETS	SKF	PROSHARES ULTRASHORT FINANCIAL	DNO	UNITED STATES SHORT OIL FUND L
EFA	ISHARES MSCI EAFE INDEX FUND	SPY	SPDR S&P 500 ETF TRUST	GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
EFG	ISHARES MSCI EAFE GROWTH INDEX	SRS	PROSHARES ULTRASHORT REAL ESTA	GLD	SPDR GOLD SHARES
EFV	ISHARES MSCI EAFE VALUE INDEX	SSO	PROSHARES ULTRA S&P500	GLL	PROSHARES ULTRASHORT GOLD
EPI	WISDOMTREE INDIA EARNINGS FUND	TWM	PROSHARES ULTRASHORT RUSS2000	GSG	ISHARES S&P GSCI COMMODITY IND
EPP	ISHARES MSCI PAC EX-JAPAN FD	UWM	PROSHARES ULTRA RUSSELL	JJA	IPATH DJ-UBS AGRICULTURE SUBIN
EWA	ISHARES MSCI AUSTRALIA INDEX F	UYG	PROSHARES ULTRA FINANCIALS	JJC	IPATH DJ-UBS COPPER SUBINDEX
EWC	ISHARES MSCI CANADA INDEX FUND	VB	VANGUARD SMALL-CAP VIPERS	JJE	IPATH DJ-UBS ENERGY SUBINDEX
EWG	ISHARES MSCI GERMANY INDEX FD	VBK	VANGUARD SMALL-CAP GROWTH VIPE	JJG	IPATH DJ-UBS GRAINS SUBINDEX
EWH	ISHARES MSCI HONG KONG IDX FD	VBR	VANGUARD SMALL-CAP VALUE VIPER	JJM	IPATH DJ-UBS INDUSTRIAL METALS
EWJ	ISHARES MSCI JAPAN IDX FD	VEA	VANGUARD MSCI EAFE ETF	JJN	IPATH DJ-UBS NICKEL SUBINDEX
EWM	ISHARES MSCI MALAYSIA IDX FUND	VEU	VANGUARD FTSE ALL-WORLD EX-US	JJS	IPATH DJ-UBS SOFTS SUBINDEX
EWS	ISHARES MSCI SINGAPORE INDEX F	VGK	VANGUARD MSCI EURO ETF	JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
EWT	ISHARES MSCI TAIWAN INDEX FUND	VIG	VANGUARD DIVIDEND APPRECIATION	SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
EWU	ISHARES MSCI UK INDEX FUND	VNQ	VANGUARD REIT VIPERS	SLV	ISHARES SILVER TRUST
EWY	ISHARES MSCI SOUTH KOREA INDEX	VO	VANGUARD MID-CAP VIPERS	UCO	PROSHARES ULTRA DJ-UBS CRUDE
EZU	ISHARES MSCI EMU INDEX FUND	VPL	VANGUARD MSCI PACIFIC ETF	UGA	UNITED STATES GASOLINE FUND LP
FXI	ISHARES FTSE CHINA 25 INDEX	VTI	VANGUARD TOTAL STOCK MARKET	UGL	PROSHARES ULTRA GOLD
GDX	MARKET VECTORS GOLD MINERS	VTV	VANGUARD VALUE VIPERS	UHN	UNITED STATES HEATING OIL LP
GDXJ	MARKET VECTORS JUNIOR GOLD MIN	VUG	VANGUARD GROWTH VIPERS	UNG	UNITED STATES NATL GAS FUND LP
IBB	ISHARES BIOTECH INDEX FUND	VV	VANGUARD LARGE-CAP VIPERS	USO	UNITED STATES OIL FUND LP
ICF	ISHARES COHEN & STEERS REALTY	VWO	VANGUARD MSCI EM MAR	ZSL	PROSHARES ULTRASHORT SILVER
IEV	ISHARES S&P EUROPE 350 INX FD	XLB	MATERIALS SEL SECTOR SPDR FUND	United States: Currency Trusts
IGE	ISHARES S&P GSSI NAT RES IDX	XLE	ENERGY SELECT SECTOR SPDR FUND	DBV	POWERSHARES DB G10 CURRENCY HA
IJH	ISHARES S&P MIDCAP 400 IDX FD	XLF	FINANCIAL SEL SECTOR SPDR FD	EUO	PROSHARES ULTRASHORT EURO
IJJ	iShares S&P Midcap 400/Value	XLI	INDUSTRIAL SELECT SECTOR SPDR	FXA	CURRENCYSHARES AUD TRUST
IJK	ISHARES SP MCAP 400/BARRA GTH	XLK	TECHNOLOGY SELECT SECTOR SPDR	FXB	CURRENCYSHARES GBP STERLTRUST
IJR	ISHARES SP SMALLCAP 600 IDX FD	XLP	CONSUMER STAPLES SELECT SPDR	FXC	CurrencyShares CAD
IJS	ISHARES S&P SMALLCAP 600/BARRA	XLU	UTILITIES SELECT SECTOR SPDR	FXE	CURRENCYSHARES EURO TRUST
IJT	ISHARES SP SMCAP 600/BARRA GTH	XLV	HEALTH CARE SELECT SECTOR SPDR	FXF	CURRENCYSHARES SWISS FRANC
ILF	ISHARES S&P LATIN AMER 40 IDX	XLY	CONSUMER DISCRETIONARY SPDR	FXM	CURRENCYSHARES MEXICAN PESO
INP	IPATH MSCI INDIA INDEX ETN	XME	SPDR S&P METALS & MINING ETF	FXS	CURRENCYSHARES SWEDISH KRONA
IOO	ISHARES S&P GLOBAL 100 INDEX F	United States: Fixed Income		FXY	CURRENCYSHARES JPY TRUST
IVE	ISHARES SP 500/BARRA VALUE	AGG	ISHARES BARCLAYS AGGREGATE	UDN	POWERSHARES DB US DOLLAR IND
IVV	ISHARES S&P 500 INDEX FUND	BIV	VANGUARD INTERMEDIATE-TERM BON	UUP	POWERSHARES DB US DOL IND BU
IVW	ISHARES S&P 500/BARRA GRTH IDX	BND	VANGUARD TOTAL BOND MARKET	YCS	PROSHARES ULTRASHORT YEN
IWB	ISHARES RUSSELL 1000 INDEX	BSV	VANGUARD SHORT-TERM BOND ETF	Australia: Equity
IWD	ISHARES RUSSELL 1000 VALUE IND	BWX	SPDR BARCLAYS INT TREA BND ETF	STW.AX	SPDR S&P/ASX 200 FUND
IWF	ISHARES RUSSELL 1000 GROWTH	BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND	England: Equity
IWM	ISHARES RUSSELL 2000 INDEX	CYB	WISDOMTREE DREYFUS CHINESE YUA	EUN LN	ISHARES STOXX EUROPE 50
IWN	ISHARES RUSSELL 2000 VALUE	ELD	WISDOMTREE EMERGING MARKETS LO	IEEM LN	ISHARES MSCI EMERGING MARKETS
IWO	ISHARES RUSSELL 2000 GROWTH	HYG	ISHARES IBOXX $ HIGH YIELD COR	FXC LN	ISHARES FTSE CHINA25
IWP	ISHARES RUSSELL MIDCAP GROWTH	IEF	ISHARES BARCLAYS 7-10 YEAR	IJPN LN	ISHARES MSCI JAPAN FUND
IWR	ISHARES RUSSELL MIDCAP INDEX F	IEI	ISHARES BARCLAYS 3-7 YEAR TREA	ISF LN	ISHARES PLC- ISHARES FTSE 100
IWS	ISHARES RUSSELL MIDCAP VALUE I	JNK	SPDR BARCLAYS HIGH YIELD BOND	IUSA LN	ISHARES S&P 500 INDEX FUND
IWV	ISHARES RUSSELL 3000 INDEX	LQD	ISHARES IBOXX INVESTMENT GRADE	IWRD LN	ISHARES MSCI WORLD
IXC	ISHARES S&P GLOBAL ENERGY SECT	MUB	ISHARES S&P NATIONAL MUNICIPAL	England Fixed Income
IYR	ISHARES DOW JONES US RE IDX	PCY	POWERSHARES EM MAR SOV DEPT	IEBC LN	ISHARES BARCLAYS CAPITAL EURO
IYW	ISHARES DJ US TECH SECTOR IDX	PST	PROSHARES ULTRASHORT LEH 7	Hong Kong: Equity
MDY	SPDR S&P MIDCAP 400 ETF TRUST	SHY	ISHARES BARCLAYS 1-3 YEAR TREA	2800 HK	TRACKER FD OF HONG KONG
MOO	MARKET VECTORS-AGRI	TBF	PROSHARES SHORT 20+TREASURY	2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
OEF	ISHARES S&P 100 INDEX FUND	TBT	PROSHARES ULTRASHORT LEHMAN	2827 HK	BOCI-PRUDENTIAL - W.I.S.E. - C
PBW	POWERSHARES WILDERHILL CLEAN E	TIP	ISHARES BARCLAYS TIPS BOND FUN	2828 HK	HANG SENG INVESTMENT INDEX FUN
PFF	ISHARES S&P US PREFERRED STOCK	TLT	ISHARES BARCLAYS 20+ YEAR TREA	2833 HK	HANG SENG INVESTMENT INDEX FD
PGX	POWERSHARES PREFERRED PORTFOLI	VCSH	VANGUARD SHORT-TERM CORPORATE	Hong Kong: Fixed Income
PHO	POWERSHARES GLOBAL WATER PORTF	United States: Commodity Trusts and ETNs		2821 HK	ABF PAN ASIA BOND INDEX FUND
QID	PROSHARES ULTRASHORT QQQ	AMJ	JPMORGAN ALERIAN MLP INDEX ETN	Japan Equity
QLD	PROSHARES ULTRA QQQ	CORN	CORN ETF	1306 JP	NOMURA TOPIX EXCHANGE TRADED F
QQQ	POWERSHARES QQQTRUST	COW	IPATH DJ-UBS LIVESTOCK SUBINDX	1321 JP	NOMURA ETF - NIKKEI 225 ETF
RSP	RYDEX S&P EQUAL WEIGHT

This appendix is current as of September 12, 2011, and may be amended at the discretion of the Ethics Committee.	G2001_4

G2001_2